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                                                                     EXHIBIT 3.3

                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION
                                      OF
                        TOTAL RENAL CARE HOLDINGS, INC.

Total Renal Care Holdings, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

     FIRST: That the Corporation was originally incorporated under the name Medical Ambulatory Care Delaware, Inc., and the date of the filing of the Corporation's original Certificate of Incorporation with the Delaware Secretary of State was April 4, 1994.

     SECOND: That the Board of Directors of the Corporation adopted a resolution proposing and declaring advisable the following amendment to the Corporation's Certificate of Incorporation.

          "NOW, THEREFORE, BE IT RESOLVED, that Article I of the Amended and Restated Certificate of Incorporation of the Corporation be amended so that such Article, as amended, shall be and read as follows:

             "The name of the corporation is DaVita Inc. (the "Corporation")."

     THIRD: That the foregoing amendment was duly adopted by all of the duly elected directors of the Corporation in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

     FOURTH: The foregoing amendment was duly adopted by a majority of the outstanding shares of stock of the Corporation in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware and the Corporation's Certificate of Incorporation.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Steven J. Udicious, its Vice President, General Counsel and Secretary, this 5th day of October, 2000.

                          TOTAL RENAL CARE HOLDINGS, INC.
                          a Delaware corporation

                          By: /s/ STEVEN J. UDICIOUS
                              ----------------------
                                  Steven J. Udicious
                                  Vice President, Secretary and General Counsel